EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-27356) of our report dated June 8, 2020, relating to the financial statements and financial statement schedule of the Sensient Technologies Corporation Savings Plan which appears in this Form 11-K.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 8, 2020